Exhibit 3.88
CERTIFICATE
OF
INCORPORATION
OF
MPT FINANCE CORPORATION
TO THE DELAWARE SECRETARY OF STATE:
ARTICLE I
1.01 The name of this corporation is MPT Finance Corporation (the “Corporation”).
ARTICLE II
2.01 The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, County of Kent, Delaware 19904. The Company’s registered agent at that address is National Registered Agents, Inc.
ARTICLE III
3.01 The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV
4.01 The Corporation is authorized to issue One Thousand (1,000) shares of Common Stock, $1.00 par value (the “Common Stock”). The holders of shares of Common Stock shall be entitled to one vote for each share upon all questions presented to the stockholders of the Corporation and shall have the exclusive right to vote for the election of directors and for all other purposes.
ARTICLE V
5.01 The name and mailing address of the incorporator of the Corporation is:
Thomas J. Mahoney, Jr.
420 North 20th Street, Suite 1600
Birmingham, Alabama 35203
ARTICLE VI
6.01 All of the powers of the Corporation, insofar as the same may be lawfully vested in the Board of Directors, are hereby conferred upon the Board of Directors of this Corporation. In furtherance and not in limitation of such powers, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind from time to time any or all of the Bylaws of the Corporation, subject to the rights of the stockholders of the Corporation to make, repeal, alter, amend and rescind from time to time any or all of the Bylaws of the Corporation.
6.02 The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.
ARTICLE VII
7.01 The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws.
ARTICLE VIII
8.01 The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders by this Certificate of Incorporation are granted subject to such reservation.
ARTICLE IX
9.01 A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of a corporation’s stockholder, further reductions in the liability of the directors of a corporation for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
THE UNDERSIGNED, being the incorporator herein named, for the purpose of forming a corporation to do business both within and without the State of Delaware, pursuant to the Delaware General Corporation Law, hereby signs this Certificate of Incorporation, under penalties of perjury, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 4th day of April, 2011.

/s/ Thomas J. Mahoney, Jr.
Thomas J. Mahoney, Jr.
Incorporator

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